SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 23, 2003

Husker Ag, LLC

(Exact name of Registrant as specified in its charter)

Nebraska	333-60580	47-0836953

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
54048 Highway 20 P.O. Box 10 Plainview, Nebraska		68769

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (402) 582-4446

Item 1. Changes in Control of Registrant.

Not Applicable.

Item 2. Acquisition or Disposition of Assets.

Not Applicable.

Item 3. Bankruptcy or Receivership

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5. Other Events.

Husker Ag’s Debt Financing with Stearns Bank

        Husker Ag, LLC (“Husker Ag” or the “Company”) has financed the construction of its ethanol plant through Stearns Bank, N.A., St. Cloud, Minnesota (the “Bank”). On December 19, 2001, Husker Ag closed on its construction financing with the Bank under a Construction Loan Agreement, pursuant to which the Bank agreed to provide up to $20,000,000 of debt financing for the purpose of constructing the Husker Ag ethanol plant. The construction loan was originally for an 18-month period, ending June 19, 2003, but was extended to September 30, 2003, pursuant to a Change in Terms Agreement dated June 28, 2003. The Bank’s construction loan is secured by a first mortgage on the Company’s real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, all personal property and general intangibles. As of September 30, 2003, the Company had borrowed $19,827,859.74 under the construction loan.

        On September 29, 2003, in response to the USDA declining the original $20 million loan request of the Bank with a 60% guaranty (covering $12 million of the total loan), the Company and the Bank entered into a Change in Terms Agreement (the “September Change in Terms Agreement”) which extended the maturity date of the construction loan from September 30, 2003 until December 31, 2003, and a conditional commitment letter, dated September 26, 2003 (the “September Bank Letter”). Under the September Change in Terms Agreement, the interest rate on the demand promissory note was changed to 1.25% over the WSJ Prime Rate, adjusting daily (the WSJ Prime Rate is 4.0% as of December 23, 2003, with a resultant interest rate of 5.25%).

        The September Change in Terms Agreement also added a 3% prepayment penalty, and additional covenants stating (i) that the Company may not make distributions without prior lender approval and issuance of the USDA loan note guarantee, (ii) requiring the Company to maintain a minimum 40% balance sheet tangible net worth, and (iii) requiring the Company to maintain a debt service coverage ratio of at least 1.2x after distributions.

        On December 23, 2003, the Bank and Company entered into a new Change in Terms Agreement (the “December Change in Terms Agreement”), a copy of which is attached as an Exhibit to this Form 8-K. The December Change in Terms Agreement extended the maturity date of the construction loan from December 31, 2003 until January 31, 2004. The principal amount of the construction loan as of December 23, 2003, is $19,533,458.94, and the December Change in Terms Agreement requires a principal and interest payment of $285,774.29 on December 31, 2003, which will leave a principal balance of $19,420,545.45 due on January 31, 2004.

        On December 23, 2003, in response to the USDA approval of a conditional commitment for a loan guaranty, the Bank and Company also entered into a new conditional commitment letter (the “December Bank Letter”) which replaced the September Bank Letter.

        Under the December Bank Letter, the Bank and the Company agree to proceed on the following terms with respect to the permanent financing. The permanent financing would be divided into three portions, as follows:

           (1) Loan A: $8,837,300, a 70% USDA Guaranty loan, amortized over 7 years, 3 months.

           (2) Loan B: $8,837,300, conventional loan, amortized over 7 years, 3 months.

           (3) Loan C: $1,505, 900, conventional loan, amortized over 48 months.

        The interest rate on the above loans would be WSJ Prime Rate plus 1.25%, adjusted quarterly.

        The December Bank Letter also includes a conversion fee of $116,227, and a 2% USDA fee of $123,722. Loans A and B would be collateralized on a pari passu basis with the USDA, with a first real estate mortgage on the ethanol plant real estate, and a first security interest on accounts receivable, inventory, equipment, fixtures, personal property and general intangibles. Loan C would have a second position on the same collateral. The permanent loan would be subject to prepayment premiums of 5% of principal balance in year one, 4% in year two, 3% in year three, 2% in year four and 1% in year five. The December Bank Letter includes a covenant requiring lender approval prior to the Company making any distributions to members. Additional loan covenants which will be required are set forth in the USDA Conditional Commitment, including the requirement of a minimum of 40% tangible balance sheet equity to be maintained by the Company, a total debt to tangible net worth ratio of not more than 2.5, a ratio of current assets to current liabilities of not more than 1.5x, and the maintenance of working capital of not less than $2.5 million. The December Bank Letter is subject to the negotiation of definitive credit, security and related loan document documents satisfactory to the Bank.

Husker Ag Announces Distribution

        On December 23, 2003, the Company’s Board of Directors declared a distribution of $150.00 per membership unit to members of record as of January 5, 2004 for a total distribution of $2,297,700 based on 15,318 membership units issued and outstanding. The Company will pay the distribution on or before February 6, 2004. The Company’s lender, Stearns Bank, N.A., approved this distribution as required under the Company’s loan documents with the Bank described above.

Suspension of Variable Investment Advisers, Inc. Trading

        The Nebraska Department of Banking and Finance contacted Variable Investment Advisers, Inc. (“VIA”) regarding the internet based alternative trading system VIA operates for the Company. Although VIA is currently registered as a restricted broker-dealer with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. (“NASD”), the Department stated that it believed VIA should be registered as a full-service broker-dealer rather than a restricted broker-dealer. VIA has informed the Company that prior to the Department’s request, VIA had already submitted the necessary applications to both the SEC and the NASD seeking registration as a full-service broker-dealer. VIA has informed the Company that the NASD granted VIA’s application to operate the alternative trading system in the form of a qualified matching service to facilitate the posting and matching of membership units. The communication provided by the NASD to VIA indicates that once VIA executes the required NASD paperwork, the NASD will issue final written notification of membership approval, at which time VIA’s business operations for the alternative trading system may commence.

        However, VIA has not yet received approval from the Nebraska Department of Banking & Finance (the “Department”). Therefore, until VIA receives formal written notification of approval from the NASD and the Department completes its review and grants VIA the right to recommence its operations, the alternative trading system VIA operates for the Company remains suspended. The Company currently anticipates that trading on the VIA alternative trading system will recommence as soon as the Department completes its review and VIA has complied with any Department requirements.

        The Company will post a notice on its website informing members when VIA has received all necessary regulatory approvals and that the Company’s alternative trading system is operational again.

Item 6. Resignation of Registrant’s Directors.

Not Applicable.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 10.1	Financing Agreement between the Company and Stearns Bank, N.A. dated December 22, 2003.

Exhibit 10.2	Change in Terms Agreement between the Company and Stearns Bank, N.A. dated December 19, 2003.

Exhibit 99.1	Newsletter to Members

Item 8. Change in Fiscal Year

Not Applicable.

Item 9. Regulation FD Disclosure

Not Applicable.

Item 10. Amendment to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not Applicable.

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

Not Applicable.

Item 12. Results of Operations and Financial Conditions

Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUSKER AG, LLC

Dated: December 29, 2003	By:	/s/ Gary Kuester
Gary Kuester
Chairman of the Board and President

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